Exhibit 10.2

[FORM OF ADMINISTRATION AGREEMENT]

This Administration Agreement (this “Agreement”) dated and effective as of [•], 2014, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”), and AccuShares Commodities Trust I (the “Trust”), a Delaware statutory trust on behalf of each of its separate fund series listed on Schedule A attached hereto and made a part hereof (each a “Fund” and collectively the “Funds”).

WHEREAS, the Trust is organized pursuant to its Second Amended and Restated Trust Agreement dated as of [•], 2014 (the “Trust Agreement”) between Wilmington Trust, N.A., as trustee, and AccuShares Investment Management, LLC (the “Sponsor”), as sponsor;

WHEREAS, the offer and sale of the shares of beneficial interest (“Shares”) of each Fund will be registered with the U.S. Securities and Exchange Commission (the “SEC”) by means of the Trust’s registration statement on Form S-1, which will be filed and effective as of the date of such offer and sale (on such present form, any subsequent amendment thereto or any later effective registration statement, the “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”);

WHEREAS, each Fund, pursuant to the Trust Agreement, is authorized to issue its Shares in a pair of offsetting classes (each, a “Class”), with each such Class representing interests in such Fund’s assets, as set forth under the Trust Agreement and as described in the Funds’ most current prospectus(es) contained in the Registration Statement (as amended and supplemented from time to time, the “Prospectus”);

WHEREAS, each Fund, pursuant to the Trust Agreement and as described in its Prospectus, will publish its Class Values and Class Values per Share (as those terms are defined in the Trust Agreement) on a daily basis each business day; and

WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust and each Fund, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Administrator

The Trust hereby appoints the Administrator to act as administrator to the Trust and the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

The Trust currently consists of the Funds listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Fund(s) with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such additional Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the Trust and the Administrator at the time of the addition of such Fund.

2. Delivery of Documents

The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

a.	The Trust Agreement;
b.	The Trust’s currently effective Registration Statement and each Fund’s Prospectus and all amendments and supplements thereto as in effect from time to time;
c.	A copy of the investment advisory agreement between the Trust and its investment adviser; and
d.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3. Representations and Warranties of the Administrator

The Administrator represents and warrants to the Trust that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;
b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;
c.	This Agreement constitutes its legal, valid, binding and enforceable agreement;
e.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;
f.	No legal or administrative proceedings have been instituted or threatened which would impair the Administrator’s ability to perform its duties and obligations under this Agreement; and
g.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.
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4. Representations and Warranties of the Trust

The Trust represents and warrants to the Administrator that:

a.	It is duly organized, validly existing in good standing in its jurisdiction of organization and is qualified to conduct its business in every jurisdiction where its business is conducted;
b.	It has the requisite power and authority under applicable laws and by its Trust Agreement to enter and perform this Agreement;
c.	The execution, delivery and performance of this Agreement, all documents and instruments to be delivered hereunder or thereunder and all transactions contemplated hereunder or thereunder have been duly authorized by all necessary organizational action;
d.	The person executing this Agreement on its behalf has been duly authorized to act on its behalf;
e.	This Agreement constitutes its legal, valid, binding and enforceable agreement;
f.	It has obtained all authorizations, approvals and consents of any governmental body required in connection with this Agreement and all transactions contemplated hereunder and such authorizations are in full force and effect;
g.	The execution, delivery and performance of this Agreement and the transactions hereunder will not violate any agreement, law, ordinance, charter, by-law, rule or regulation applicable to it or by which it is bound or by which any of its assets are affected;
h.	The Registration Statement will be filed and effective as of the date of offer and sale of the Shares of each Fund, and remain effective thereafter during the term of this Agreement. The Trust also warrants to the Transfer Agent that as of the date of offer and sale of the Shares of each Fund, all filings under the securities laws of the states in which such Fund offers or sells its Shares necessary for such offer or sale will have been made;
i.	No legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under the Agreement; and
j.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.
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5. Administration Services

The Administrator shall provide the services as listed on Schedule B for the Trust and each Fund, subject to the authorization and direction of the Trust and, in each case where appropriate, the review and comment by the Sponsor, on behalf of the Trust, the Trust’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator.

The Administrator shall perform such other services for the Trust and the Funds that are mutually agreed to by the parties from time to time, for which the Trust, on behalf of the Funds, will pay such fees as may be mutually agreed upon, including the Administrator’s reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6. Fees; Expenses; Expense Reimbursement

The Administrator shall receive from the Trust, on behalf of the Funds, such compensation for the Administrator’s services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month with respect to any Fund, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement as to such Fund. In addition, the Trust, on behalf of the Funds, shall reimburse the Administrator for its out-of-pocket costs incurred in connection with its performance of this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

The Trust, on behalf of the Funds, agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust or any Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust’s or any Fund’s behalf at the Trust’s request or with the Trust’s consent.

The Sponsor or the Funds, as set forth in the Trust Agreement, will bear all expenses that are incurred in the Trust’s operation and not specifically assumed by the Administrator. Expenses to be borne by the Sponsor or the Funds include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the applicable Fund’s Registration Statement, Form S-1, Form S-3, Form 10-K, Form 10-Q and Form 8-K, proxy materials, and any notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of

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securities for the Trust; trustee fees, investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; the salary and expenses of any officer, director/trustee or employee of the Sponsor; costs of Preparation, printing, distribution and mailing, as applicable, of the Trust’s Registration Statements, the Funds’ Prospectus(es) and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trust’s tax returns, Form S-1, Form S-3, Form 10-K, Form 10-Q and Form 8-K, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Funds’ respective Class Values and Class Values per Share.

The Administrator is authorized to and may employ, associate or contract with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust and each Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7. Instructions and Advice

At any time, the Administrator may apply to the Trust or any Fund, or their respective designees, for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, on behalf of the Funds, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement.

The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8. Limitation of Liability and Indemnification

The Administrator shall not be liable for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust or its Funds by entities other than the Administrator

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prior to the Administrator’s appointment as administrator for the Funds. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence, bad faith or willful misconduct of the Administrator, its officers or its employees. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Administrator’s cumulative liability for each calendar year (a “Liability Period”) with respect to the Trust and the Funds under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust and the Funds including, but not limited to, any liability relating to the Trust’s and the Funds’ compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator’s liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2014 shall be the date of this Agreement through December 31, 2014, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2015 and terminating on December 31, 2015 shall be the date of this Agreement through December 31, 2014, calculated on an annualized basis.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

The Trust and each Fund shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or upon reasonable reliance on information or records given or made by the Trust or its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence, bad faith or willful misconduct.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

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9. Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of confidential information relating to the other party to the disclosing party’s employees, contractors, sub-contractors, agents, professional advisors, auditors or persons performing similar functions.

The undertakings and obligations contained in this Section 9 shall survive the termination or expiration of this Agreement for a period of three (3) years.

10. Compliance with Governmental Rules and Regulations; Records

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

The Administrator agrees that all records which it maintains for the Trust or any Fund shall at all times remain the property of the Trust or such Fund, as applicable, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 12. The Administrator further agrees that all records that it maintains for the Trust or any Fund will be preserved for such periods as may be mutually agreed upon unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form, at the option of the Administrator.

11. Services Not Exclusive

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust or any Fund in any way or otherwise be deemed an agent of the Trust or any Fund.

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12. Effective Period and Termination

This Agreement shall remain in full force and effect for an initial term ending five (5) years from the date hereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event that the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law, or a conservator or receiver is appointed for such party or upon the happening of a like event to such party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph, the Trust shall pay the Administrator its compensation due and shall reimburse the Administrator for its costs, expenses and disbursements.

In the event of: (i) the Trust’s termination of this Agreement, with or without notice, with respect to any Fund for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to such Fund (or its respective successor), the Trust shall pay the Administrator its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Administrator with respect to the Fund) and shall reimburse the Administrator for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Administrator will deliver the Fund’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to the first sentence of this paragraph in the event of (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Sponsor’s good faith determination that the Fund is no longer viable, (b) a merger of the Fund into, or the consolidation of the Fund with, another entity, or (c) the sale by the Fund of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Administrator is retained to continue providing services to the Fund (or its respective successor) on substantially the same terms as this Agreement.

13. Notices

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, by overnight delivery through a commercial courier service, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

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If to the Trust, any Fund or the Sponsor:

AccuShares Investment Management, LLC

1 Bridge Plaza North, Suite 468

Fort Lee, NJ 07024

Attention: Forrest Gilman

Telephone: 201-399-4700

Facsimile: [•]

If to the Administrator:

State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206-5049
Attn: Mary Moran Zeven, Senior Vice President and Senior Counsel
Facsimile: 617-662-2702

14. Amendment

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

15. Assignment

This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that either party may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the assigning party.

16. Successors

This Agreement shall be binding on and shall inure to the benefit of the Trust, on behalf of the Funds, and the Administrator, and their respective successors and permitted assigns.

17. Data Protection

The Administrator will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s and the Funds’ shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information

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that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

18. Entire Agreement

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

19. Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

20. Severability

If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

21. Governing Law

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

22. Reproduction of Documents

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

23. Counterparts

This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

24. ASSETS AND LIABILITIES OF THE FUNDS

The Administrator hereby acknowledges and agrees that:

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(a) The assets of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Fund and are referred to as “assets belonging to” that Fund. Except as otherwise set forth herein, the assets belonging to a Fund shall belong only to that Fund for all purposes, and to no other Fund, and shall be subject only to the rights of creditors of that Fund. The assets belonging to a Fund shall be charged with the liabilities of such Fund and all expenses, costs, charges, indemnities and reserves attributable to such Fund.

(b) Except as otherwise set forth herein, the debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or other representatives designated below as of the date first written above.

ACCUSHARES COMMODITIES TRUST I, for and on behalf of each Fund listed on Schedule A attached hereto

By: AccuShares Investment Management, LLC, as Sponsor

By: __________________________________

Name: [•]
Title: [•]

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Michael F. Rogers
Title:	Executive Vice President

ADMINISTRATION AGREEMENT

SCHEDULE A

AccuShares Commodities Trust I

AccuShares S&P GSCI Spot Fund

AccuShares S&P GSCI Agriculture and Livestock Spot Fund

AccuShares S&P GSCI Industrial Metals Spot Fund

AccuShares S&P GSCI Crude Oil Spot Fund

AccuShares S&P GSCI Brent Oil Spot Fund

AccuShares S&P GSCI Natural Gas Spot Fund

AccuShares Spot CBOE VIX Fund

ADMINISTRATION AGREEMENT

Schedule B

LIST OF SERVICES

I.	Fund Administration Treasury Services as described in Schedule B1 attached hereto;

Schedule B1

Fund Administration Treasury Services

a.	Prepare for the review by designated officer(s) of the Sponsor, on behalf of the Trust, financial information regarding the Funds and the Trust that will be included in the Trust’s annual and quarterly reports, including tax footnote disclosures where applicable.
b.	Coordinate the audit of the Trust’s and each Fund’s financial statements by the Trust’s independent accountants, including the preparation of supporting audit workpapers and other schedules.
c.	Prepare for the review by designated officer(s) of the Sponsor, on behalf of the Trust, the Trust’s periodic financial reports required to be filed with the SEC on Forms S-1, S-3, 10-K, 10-Q and 8-K (if applicable), proxy statements and such other reports, forms or filings as may be mutually agreed upon.
d.	Prepare corporate tax work papers for each Fund for review by designated officers of the Sponsor, on behalf of the Trust, and the Funds’ tax advisors.
e.	Prepare for the review by designated officer(s) of the Sponsor, on behalf of the Trust, annual Fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to Fund expense accruals on a periodic basis, arrange for payment of the Trust’s and the Funds’ expenses as required by the Trust Agreement, review calculations of fees paid to the Trust’s and each Fund’s investment adviser, custodian, fund accountant, marketing agent and transfer agent, and obtain authorization of accrual changes and expense payments.
f.	Provide periodic testing of the Funds with respect to compliance matters.
g.	Prepare and disseminate vendor survey information.
h.	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator.
i.	Maintain certain books and records of the Trust and the Funds as may be mutually agreed upon.